THE CHARLES SCHWAB FAMILY OF FUNDS

SCHWAB ANNUITY PORTFOLIOS

SCHWAB INVESTMENTS

SCHWAB CAPITAL TRUST

LAUDUS TRUST

SCHWAB STRATEGIC TRUST

POWER OF ATTORNEY

I, the undersigned trustee and/or officer of The Charles Schwab Family of Funds, Schwab Annuity Portfolios, Schwab Investments, Schwab Capital Trust and Laudus Trust, each a Massachusetts business trust, and Schwab Strategic Trust, a Delaware statutory trust (each a “Trust”), do hereby constitute and appoint David Lekich, Catherine MacGregor, Robin Nesbitt, Douglas P. Dick, Jeremy I. Senderowicz and Stephen T. Cohen, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me and in my name and the capacity listed below, any and all amendments to the Registration Statement on Form N-1A of each Trust, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand on the date set forth below.

/s/ Nancy F. Heller	Date: June 1, 2018
Nancy F. Heller Trustee